Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of RADA Electronic Industries Ltd. for the registration of 7,185,429 shares of its ordinary shares and to the incorporation by reference therein of our report dated June 23, 2003, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                              /s/ Luboshitz Kasierer
                              ----------------------
                              Luboshitz Kasierer
                              An Affiliate Member of Ernst & Young International


Tel Aviv, Israel
August 11, 2005